Exhibit 99.1

GROUP AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of August 21, 2017, by and among (1) Starboard Value and Opportunity Master Fund Ltd, a Cayman Islands exempted company, Starboard Value and Opportunity S LLC, a Delaware limited liability company, Starboard Value and Opportunity C LP, a Delaware limited partnership, Starboard Value LP, a Delaware limited partnership, Starboard Value GP LLC, a Delaware limited liability company, Starboard Principal Co LP, a Delaware limited partnership, Starboard Principal Co GP LLC, a Delaware limited liability company, Starboard Value R LP, a Delaware limited partnership, Starboard Value R GP LLC, a Delaware limited liability company, Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld (collectively, “Starboard”); and (2) BLR Partners LP, a Texas limited partnership, BLRPart, LP, a Texas limited partnership, BLRGP Inc., a Texas S corporation, Fondren Management, LP, a Texas limited partnership, FMLP Inc., a Texas S corporation, and Bradley L. Radoff (collectively, “BLR” and together with Starboard, each a “Party” to this Agreement, and collectively, the “Parties” or the “Group”).

WHEREAS, certain of the Parties are stockholders, direct or beneficial, of Monotype Imaging Holdings Inc., a Delaware corporation (the “Company”);

WHEREAS, the Parties have formed the Group for the purpose of (i) engaging in discussions with the Company regarding operating results, cost and capital allocation, opportunities to enhance stockholder value and corporate governance, (ii) taking all action necessary to achieve the foregoing and (iii) taking any other actions the Group determines to undertake in connection with their respective investment in the Company, including, but not limited to, a potential solicitation of proxies in furtherance of seeking representation on the Board of Directors (the “Board”) of the Company.

NOW, IT IS AGREED, this 21st day of August 2017 by the Parties hereto:

1.                  Each of the undersigned agrees to form the Group for the purposes of (i) engaging in discussions with the Company regarding operating results, cost and capital allocation, opportunities to enhance stockholder value and corporate governance, (ii) taking all action necessary to achieve the foregoing and (iii) taking any other actions the Group determines to undertake in connection with their respective investment in the Company, including, but not limited to, a potential solicitation of proxies or written consents in furtherance of seeking representation on the Board (collectively, the “Group Activities”).

2.                  In the event that the Group becomes obligated to file a statement on Schedule 13D while this Agreement is in effect, each Party agrees to the joint filing on behalf of each of them and their respective affiliates of such statement on Schedule 13D, and any amendments thereto, with respect to the Securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate. As used herein, “Securities” shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company.

3.                  The Parties understand that certain expenses and costs (including all legal fees) are likely to be incurred in connection with the Group Activities, which shall include expenses reasonably incurred in connection with the Group’s investment in the Company and undertaking the Group Activities, including all legal fees incurred with respect to such investment and the Group Activities (collectively, the “Expenses”), and each of Starboard and BLR agrees to pay its pro rata portion of all such pre-approved Expenses based on the number of shares of the Company in the aggregate beneficially owned by each Party. The pro rata distribution shall be adjusted each month based on each Party’s respective ownership percentage as of the last day of the preceding month. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 3 shall be split by Starboard and BLR in proportion to the Expenses paid pursuant to this Section 3.

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4.                  Starboard and BLR will agree on a trading policy to be in effect during the term of this Agreement, which such trading plan shall (i) take into account any capacity limitations with respect to the Securities and the desired timing of the Group’s crossing of any ownership thresholds with respect to the Securities that would trigger a filing with the Securities and Exchange Commission (including any Schedule 13Ds or Section 16 filings) and (ii) provide that each of Starboard and BLR will only buy, sell or otherwise transact in securities of the Company approximately in proportion to the agreed upon target position of each Party in accordance with Annex A attached hereto, as applicable; provided, however, that BLR expressly agrees not to sell any Securities from the date of this Agreement until the completion of the Company’s 2018 Annual Meeting of Stockholders unless either (i) BLR receives the prior written consent of Starboard, or (ii) Starboard sells Securities, in which case Starboard shall provide notice to BLR by the close of business on the day of any such sale, and BLR shall be entitled to sell Securities on a pro rata basis. In order to facilitate Starboard’s monitoring of the aggregate number of Securities beneficially owned by the Group, BLR further agrees to provide notice to Starboard within at least six (6) hours of (i) any transactions in securities of the Company by BLR or (ii) any other change in BLR’s beneficial ownership position in the Company. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5.                  Each of the Parties hereto agrees that any SEC filing, press release, Company communication or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be as directed by Starboard, who will provide notice to and a reasonable opportunity for BLR to review and comment upon any SEC filing, press release, Company communication, shareholder communication, or any proposed agreement or negotiating position with respect to the Company. In the absence of disagreement, Starboard shall have discretion over the content and timing of public or private communications and negotiating positions taken on behalf of the Group. Each of the Parties hereto further agrees that any communication with the Company shall be at Starboard’s direction and that BLR shall not communicate with the Company on the Group’s behalf without Starboard’s prior written consent.

6.                  The relationship of the Parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as otherwise may be provided herein, nothing shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

7.                  Each of the Parties hereto agrees not to disclose the existence of the Group or the contents or existence of this Agreement, except to the extent required by applicable law.

8.                  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

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9.                  In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

10.              Any party hereto may terminate its obligations under this Agreement on 24 hours’ prior written notice to all other Parties, with a copy by fax to Andrew Freedman at Olshan, Fax No. (212) 451-2222.

11.              Each of the undersigned Parties hereby agrees that Olshan shall act as counsel for both the Group and each of Starboard and BLR as it relates to the Group’s activities set forth herein.

12.              Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D that may in the future be required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

By: Starboard Value LP,

its investment manager

Starboard Value and Opportunity S LLC

By: Starboard Value LP,

its manager

Starboard Value and Opportunity C LP

By: Starboard Value R LP,

its general partner

STARBOARD VALUE R LP

By: Starboard Value R GP LLC,

its general partner

STARBOARD VALUE LP

By: Starboard Value GP LLC,

its general partner

STARBOARD VALUE GP LLC By: Starboard Principal Co LP, its member STARBOARD PRINCIPAL CO LP By: Starboard Principal Co GP LLC, its general partner STARBOARD PRINCIPAL CO GP LLC Starboard Value R GP LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

/s/ Jeffrey C. Smith
Jeffrey C. Smith
Individually and as attorney-in-fact for Mark R. Mitchell and Peter A. Feld

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BLR Partners LP

By:	BLRPart, LP General Partner

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

BLRPart, LP

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

BLRGP Inc.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

Fondren Management, LP

By:	FMLP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

FMLP Inc.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

/s/ Bradley L. Radoff
Bradley L. Radoff

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